                                                                    Exhibit 2

================================================================================

                           PURCHASE AND SALE AGREEMENT


                                      among



                        Burnham Pacific Properties, Inc.,



                  Burnham Pacific Operating Partnership, L.P.,



                             and BPP/Van Ness, L.P.



                            (collectively, "Sellers")


                                       and


                    Developers Diversified Realty Corporation

                                    ("Buyer")



                          Dated as of December 17, 2001


================================================================================

         ARTICLE I DEFINITIONS....................................................................................2
         1.1          Agreement...................................................................................2
         1.2          Assets......................................................................................2
         1.3          Intentionally deleted.......................................................................2
         1.4          Business Day................................................................................3
         1.5          Buyer.......................................................................................3
         1.6          Buyer Common Shares and Buyer Common Share Value............................................3
         1.7          Cash........................................................................................3
         1.8          Closing.....................................................................................3
         1.9          Closing Date................................................................................3
         1.10         Intentionally Deleted.......................................................................3
         1.11         Earnest Money Deposit.......................................................................3
         1.12         Effective Date..............................................................................3
         1.13         Encumbrances................................................................................3
         1.14         Equipment Leases............................................................................3
         1.15         Escrow Agent................................................................................4
         1.16         Improvements................................................................................4
         1.17         Interests...................................................................................4
         1.18         Knowledge...................................................................................4
         1.19         LSA.........................................................................................4
         1.24         Major Tenants and Material Tenant...........................................................4
         1.20         Management Agreements.......................................................................4
         1.21         Material Adverse Effect.....................................................................4
         1.22         Intentionally Deleted.......................................................................4
         1.23         Material Lease and Material Leases..........................................................4
         1.25         New Title Matters...........................................................................4
         1.26         Intentionally Deleted.......................................................................4
         1.27         Partnership Agreements......................................................................4
         1.28         Permits and Licenses........................................................................5
         1.29         Permitted Exceptions........................................................................5
         1.30         Personal Property...........................................................................5
         1.31         Preliminary Title Reports...................................................................5
         1.32         Property and Properties.....................................................................5
         1.33         Property Restrictions.......................................................................6
         1.34         Purchase Price..............................................................................6
         1.35         Intentionally Deleted.......................................................................6
         1.36         Required Consent............................................................................6
         1.37         Sales Transaction...........................................................................6
         1.38         Sellers.....................................................................................6
         1.39         Sellers Disclosure Schedule.................................................................7
         1.40         Service Contracts...........................................................................7
         1.41         Common Shares...............................................................................7
         1.42         Intentionally Deleted.......................................................................7
         1.43         Intentionally Deleted.......................................................................7

         1.44         Intentionally Deleted.......................................................................7
         1.45         Tenant Deposits.............................................................................7
         1.46         Tenant Leases...............................................................................7
         1.47         Tenants.....................................................................................7
         1.48         Intentionally Deleted.......................................................................7
         1.49         Title Policy................................................................................7
         1.50         Trademarks..................................................................................7
         1.51         Transamerica................................................................................7

         ARTICLE II AGREEMENT FOR PURCHASE AND SALE...............................................................8

         ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS....................................................8
         3.1          Existence; Good Standing; Authority; Compliance with Law....................................8
         3.2          Authorization, Validity and Effect of Agreement.............................................8
         3.3          No Violation; Consents......................................................................9
         3.4          Litigation..................................................................................9
         3.5          Real Property Matters.......................................................................9
         3.6          Capitalization..............................................................................9
         3.7          Good Title.................................................................................10
         3.8          Intellectual Property......................................................................10
         3.9          Environmental Matters......................................................................10
         3.10         Liabilities................................................................................11
         3.11         Employees and Employee Plans...............................................................11
         3.12         Historic Van Ness..........................................................................11
         3.13         Contracts..................................................................................11
         3.14         Insurance..................................................................................12
         3.15         Tax Matters................................................................................12
         3.16         No Brokers.................................................................................12
         3.17         Non-Foreign Person.........................................................................12
         3.18         Master Lease...............................................................................12
         3.19         Sellers Disclosure Schedule................................................................12

         ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER......................................................13
         4.1          Accredited Investor........................................................................13
         4.2          Investment.................................................................................13
         4.3          No Public Market...........................................................................13
         4.4          Organization and Good Standing.............................................................14
         4.5          Authority..................................................................................14
         4.6          Consents and Approvals; No Violations......................................................14
         4.7          Validity of Shares to Be Issued............................................................15
         4.8          Capitalization of Buyer....................................................................15
         4.9          Financial Statements; SEC Reports..........................................................15
         4.10         No Undisclosed Liabilities.................................................................16
         4.11         Absence of Certain Changes.................................................................16
         4.12         Litigation; Compliance with Laws; Permits..................................................16
         4.13         Taxes......................................................................................17

         4.14         Brokers....................................................................................17
         4.15         Sellers Disclosure Schedule................................................................17
         4.16         Full Disclosure............................................................................17

         ARTICLE V CONDITIONS TO THE CLOSING.....................................................................18
         5.1          Condition to the Obligations of Each Party to Effect the Closing...........................18
         5.2          Conditions to Obligations of Buyer.........................................................18
         5.3          Conditions to Obligations of Sellers.......................................................19

         ARTICLE VI CLOSING......................................................................................19
         6.1          Assignment.................................................................................19
         6.2          Time and Place.............................................................................20
         6.3          Sellers' Closing Deliveries................................................................20
         6.4          Buyer's Closing Deliveries.................................................................22
         6.5          Escrow Agent's Duties......................................................................23
         6.6          Prorations; Deposits; Delinquent Rents.....................................................23
         6.7          Closing Costs/Transfer Expenses............................................................26
         6.8          Possession.................................................................................26

         ARTICLE VII COVENANTS...................................................................................26
         7.1          Conduct by Sellers.........................................................................26
         7.2          Conduct by Buyer...........................................................................27
         7.3          No Solicitations...........................................................................27
         7.4          Required Filings and Consents..............................................................27
         7.5          Registration Statement; NYSE Listing.......................................................28
         7.6          Intentionally Deleted......................................................................28
         7.7          Estoppels..................................................................................28
         7.8          Title and Survey Matters...................................................................29
         7.9          Risk of Loss...............................................................................29
         7.10         Management Agreement.......................................................................30
         7.11         Construction...............................................................................30
         7.12         Lock Up Agreement..........................................................................30
         7.13         Tenant Improvements and Leasing Commissions for Interim Leases.............................30
         7.14         Other Matters..............................................................................30
         7.15         Amendment to Operating Agreement...........................................................31
         7.16         Reasonable Efforts.........................................................................31

         ARTICLE VIII TERMINATION, AMENDMENT, WAIVER AND LIMITATION..............................................31
         8.1          Termination................................................................................31
         8.2          Effect of Termination......................................................................31
         8.3          Amendment..................................................................................33
         8.4          Extension; Waiver..........................................................................33
         8.5          Limitation of Claims.......................................................................33
         8.6          Intentionally Deleted......................................................................33

         ARTICLE IX INTENTIONALLY DELETED........................................................................33

         ARTICLE X SELLERS' DISCLAIMER...........................................................................33

         ARTICLE XI GENERAL PROVISIONS...........................................................................34
         11.1         Intentionally Deleted......................................................................34
         11.2         Notices....................................................................................34
         11.3         Additional Acts............................................................................35
         11.4         Time Of Essence............................................................................35
         11.5         Waiver.....................................................................................35
         11.6         Construction...............................................................................36
         11.7         Interpretation.............................................................................36
         11.8         Headings...................................................................................36
         11.9         No Third Party Beneficiary.................................................................36
         11.10        Survival of Representations, Warranties, Covenants and Agreements..........................36
         11.11        Injunction.................................................................................36
         11.12        Miscellaneous..............................................................................36
         11.13        Assignment.................................................................................37
         11.14        Severability...............................................................................37
         11.15        Choice of Law/Consent to Jurisdiction......................................................37
         11.16        Incorporation..............................................................................37
         11.17        Natural Hazard Areas.......................................................................37
         11.18        Publicity..................................................................................38

                                    EXHIBITS

   A            Legal Descriptions

   6.3.1        Form of Deeds

   6.3.1a       Form of Deed

   6.3.3        Form of Assignment of Leases

   6.3.4        Form of Assignment of Contracts

   6.3.5        Form of Bill of Sale

   6.3.6        Form of Assignment of Guaranties and Warranties

   6.3.7        Form of Assignment of Permits and Licenses

   6.3.8        Form of Assignment of Leases (Equipment Leases)

   6.3.9        Form of Declarant's Rights

   6.3.10       Form of Assignment of Trade Name and Trademark Rights

   6.3.11       Form of I.R.C. Section 1445 Affidavit

   6.3.12(a)    Form of Assignment and Assumption of Partnership Interests

   6.3.12(b)    Form of Assignment and Assumption of Membership Interests

                                    SCHEDULES


         1.11        Earnest Money and Cash Allocations

         1.28        Schedule of Preliminary Title Reports

         1.35        Sellers Disclosure Schedule

         1.37        Schedule of Sellers, Seller Subsidiaries and Interests

         7.8         Title and Survey Matters

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT is entered into and to be effective as of the 17th day of December, 2001 (the "Effective Date"), by and among Burnham Pacific Properties, Inc., a Maryland corporation ("BPP"), Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership ("BPOP"), and BPP/Van Ness, L.P., a California limited partnership ("BPP Van Ness") (each of the foregoing, a "Seller" and, collectively, "Sellers"), and Developers Diversified Realty Corporation, an Ohio corporation ("Buyer").


                                 R E C I T A L S

         A. BPP Van Ness owned a certain parcel of real property, consisting of a building (the "Building"), all improvements and appurtenance thereto and the underlying land, commonly known as 1000 Van Ness and located in the City and County of San Francisco, California. The Building has been renovated and improved by BPP Van Ness as a mixed use complex, consisting of a historic portion (the "Historic Building Portion") and a new portion (the "New Building Portion") adjacent and abutting to the Historic Building Portion. The New Building Portion included two parcels (a "New Commercial Parcel" and a "Parking Garage Parcel"). The New Commercial Parcel has been improved by BPP Van Ness and American Multi-Cinema, Inc. ("AMC") as a 14-screen movie theatre and related amenities. The Parking Garage Parcel has been improved by BPP Van Ness as a seven-floor automobile parking garage and sold to an unrelated third party. The Historic Building Portion included residential condominium units (the "Residential Parcel"). The balance of the Historic Building Portion (namely, the portion other than the Residential Parcel) (the "Historic Parcel") was redeveloped by BPP Van Ness into certain retail space and common area space (the "Historic Parcel Retail Space") and certain additional space leased to AMC for use as an atrium improved with escalators and a separate area as a ticket/box office.

         B. BPP Van Ness sold to Historic Van Ness LLC, a California limited liability company ("Historic Van Ness"), substantially all improvements made to the Historic Parcel Retail Space all of which constituted "qualified rehabilitation expenditures" (as defined in the Internal Revenue Code of 1986, as amended) incurred by BPP Van Ness in the rehabilitation of the portion of the Building comprising the Historic Parcel Retail Space (the "QRE Improvements").

         C. Simultaneously with the sale of the QRE Improvements, BPP Van Ness, as landlord, and Historic Van Ness, as tenant, entered into a master lease of the Historic Parcel Retail Space, excluding the QRE Improvements (the "Master Lease") and Historic Van Ness, as sublandlord, and BPP/Van Ness Operating Company, L.P. ("BPP/Van Ness Operating Co."), as subtenant, entered into a master sublease of the Historic Parcel Retail Space, including the QRE Improvements (the "Master Sublease") .

         D. The Historic Parcel (without the QRE Improvements) and the New Commercial Parcel are collectively referred to as the "Van Ness Property" and legally described in EXHIBIT A-1 and the QRE Improvements are legally described in EXHIBIT A-2.

         E. BPOP owns a certain parcel of real property, consisting of a building, all improvements and appurtenance thereto and the underlying land, collectively referred to as the "Hilltop Property" and legally described in EXHIBIT A-3.

         F. BPOP owns a 0.1% membership interest in Historic Van Ness (the "Historic Van Ness Interest") and a 99% general partnership interest in BPP/Van Ness Operating Co. (the "BPOP BPP/Van Ness Operating Co. Interest"), and BPP owns a 1% limited partnership interest in BPP/Van Ness Operating Co. (the "BPP BPP/Van Ness Operating Co. Interest" and, together with the Historic Van Ness Interest and BPOP BPP/Van Ness Operating Co. Interest, the "Interests").

         G. BPP Van Ness desires to sell to Buyer, and Buyer desires to purchase from BPP Van Ness, all of BPP Van Ness' right, title and interest in the Van Ness Property; BPOP desires to sell to Buyer, and Buyer desires to acquire from BPOP, all of BPOP's right, title and interest in the Hilltop Property, the Historic Van Ness Interest and the BPOP BPP/Van Ness Operating Co. Interest; BPP desires to sell to Buyer, and Buyer desires to purchase from BPP, all of BPP's right, title and interest in the BPP BPP/Van Ness Operating Co. Interest; and Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the other Assets (as defined in Section 1.2); in each case upon the terms and conditions stated in this Agreement.

         NOW, THEREFORE, in consideration of the promises, representations and warranties hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.


                                   ARTICLE I

                                   DEFINITIONS

         1. DEFINITIONS. The following terms shall have the following meanings when used in this Agreement:

                  1.1 "Agreement" This Purchase and Sale Agreement, including all Exhibits and Schedules attached hereto, as the same may be amended in accordance with the terms of this Agreement, and Sellers Disclosure Schedule.

                  1.2 "Assets" The Interests and the Properties and all Tenant Leases, Equipment Leases, Service Contracts, Improvements and Personal Property associated with all of the Properties or one or more of the Properties and the Tenant Leases, Equipment Leases, Service Contracts, Improvements and Personal Property associated with such Properties, as the context may require.

                  1.3 Intentionally Deleted.

                  1.4 "Business Day" A day other than a Saturday, Sunday or day on which banking institutions in the City of New York, New York are authorized or required by law or executive order to be closed.

                  1.5 "Buyer" As defined in the Introductory Paragraph.

                  1.6 "Buyer Common Shares" and "Buyer Common Share Value" "Buyer Common Shares" means the shares of Common Shares, if any, issued by Buyer in connection with the Sales Transaction. "Buyer Common Share Value" means the market value of a single Buyer Common Share as determined by taking the average closing price per share of Buyer's Common Shares on the New York Stock Exchange, as reported by The Wall Street Journal, for the ten trading days immediately preceding the second business day prior to the Closing Date.

                  1.7 "Cash" United States currency represented by cash in hand, certified or cashier's check, wire transfer or other immediately available funds. The Cash shall be allocated among the Properties as set forth on Schedule
1.11. The Cash shall be applied and paid as provided in Paragraph 1.34.

                  1.8 "Closing" The consummation of the Sales Transaction for all of the Assets, as evidenced by the delivery of all required funds and documents to Escrow Agent for such Sales Transaction.

                  1.9 "Closing Date" As defined in Paragraph 6.2.

                  1.10 "DDR". DDR Real Estate Services, Inc., a wholly-owned direct subsidiary of Buyer.

                  1.11 "Earnest Money Deposit" $5,000,000, in Cash, to be delivered by Buyer to BPP on the Effective Date, as an earnest money deposit on account of the Purchase Price, together with all interest accrued thereon. The Earnest Money Deposit shall be allocated among the Interests and Properties as set forth on Schedule 1.11. The Earnest Money Deposit shall be applied and paid as provided in Paragraphs 1.34, 8.2.3 and 8.2.5, as applicable; BPP shall hold and apply the Earnest Money Deposit in accordance with the terms and provisions of this Agreement. BPP shall deposit the Earnest Money Deposit in an interest-bearing account similar to accounts in which BPP makes similar Earnest Money Deposits in the ordinary course of its business. Interest earned on the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In the event that this Agreement is terminated by either BPP or Buyer, as provided under ARTICLE VIII, interest earned on the Earnest Money Deposit shall be paid to the party entitled to the Earnest Money Deposit.

                  1.12 "Effective Date" As defined in the Introductory
Paragraph.

                  1.13 "Encumbrances" Any deed of trust encumbering any Property.

                  1.14 "Equipment Leases" Those certain leases, if any, between any Seller as lessee, and third parties, as lessor, covering equipment and other personal property used by such Seller at or in connection with one or more of the Properties.

                  1.15 "Escrow Agent" Chicago Title Insurance Company,
Attention: George H. Bull, telephone 949-263-0133.

                  1.16 "Improvements" All: (i) buildings, structures, walkways, parking areas, driveways, signs, fixtures and other improvements comprising a part of a Property as of the Effective Date or acquired by any Seller prior to the Closing Date, subject to the terms of Paragraph 7.1; and (ii) all other rights, benefits and privileges appurtenant thereto as of the Effective Date or acquired by any Seller prior to the Closing Date, subject to the terms of Paragraph 7.1.

                  1.17 "Interests" As defined in the Recitals.

                  1.18 "Knowledge" The actual knowledge of Scott Verges, Michael Rubin or Daniel Platt.

                  1.19 "LSA" That certain Liquidation Services Agreement between DDR and BPP dated September 10, 2000.

                  1.20 "Major Tenants" and "Material Tenant" Any Tenant and Tenants, as the context may require, occupying more than 7,500 square feet in any of the Properties or ground leasing any real property at any of the Properties listed in Sellers Disclosure Schedule.

                  1.21 "Management Agreements" The LSA.

                  1.22 "Material Adverse Effect" A material adverse effect on the use, operation, occupancy, condition or value of a Property; excluding any such effect that arises out of or is related to (i) any act or failure to act of Buyer or DDR in the course of performing their respective obligations under the LSA, or (ii) any change or effect resulting from any future acts of terrorism or war. Subject to the foregoing, a material adverse effect shall otherwise be presumed to exist if the failures, actions, determinations, noncompliance, situations, conditions, facts or circumstances giving rise to the adverse effect are reasonably likely to result in losses, costs, damages, expenses, fines, penalties, violations or liabilities in excess of $250,000.00.

                  1.23 Intentionally Deleted.

                  1.24 "Material Lease" and "Material Leases" A lease or other occupancy agreement with any Major Tenant or leases or other occupancy agreements with any Major Tenants, as the context may require, listed in Sellers Disclosure Schedule.

                  1.25 "New Title Matters" Any title matters revealed in updates to the Preliminary Title Reports and Surveys which either: (i) are not materially adverse to the title of any Property; (ii) cannot be removed despite Sellers' reasonable efforts pursuant to Paragraph 7.8 and are waived by Buyer; or (iii) are permitted pursuant to Paragraph 7.8.

                  1.26 Intentionally Deleted.

                  1.27 "Partnership Agreements" Collectively, the Operating Agreement of Historic Van Ness, dated as of November 30, 1998 (the "Operating Agreement"), and the

Limited Partnership Agreement of BPP/Van Ness Operating Co., dated as of October 28, 1998, as amended.

                  1.28 "Permits and Licenses" As defined in Paragraph 1.30.

                  1.29 "Permitted Exceptions" All: (i) real estate taxes against each Property not due and payable as of Closing; (ii) all other matters affecting title to a Property set forth on the Preliminary Title Reports or shown on the Surveys; and (iii) New Title Matters.

                  1.30 "Personal Property" All of Sellers' right, title and interest in and to all personal property of every kind and nature now or hereafter installed, located, situated or used in, on or about, or in connection with the operation, use or enjoyment of each Property and the Improvements located thereon, including but not limited to:

                       (i) all transferable licenses, permits, certificates of occupancy and other approvals issued by any governmental or quasi-governmental authority pertaining to the use, management, operation or maintenance of a Property ("PERMITS AND LICENSES");

                       (ii) all plans, drawings, engineering and other reports, surveys, studies and specifications pertaining to a Property;

                       (iii) all keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas on or about a Property;

                       (iv) all trademarks, trade names, service marks and goodwill associated with the business conducted by Sellers on a Property ("TRADEMARKS"), but Trademarks do not include the names or words "Burnham", "BPP" or similar words (the "BURNHAM TRADEMARKS");

                       (v) all furniture, appliances, fixtures, equipment, supplies and materials located upon or used in the operation of a Property;

                       (vi) all warranties and guaranties relating to the Personal Property or the Improvements on each Property;

                       (vii) all books, records, reports or other documents pertaining to the Assets; and

                       (viii) all refundable Tenant security and other deposits (the "TENANT DEPOSITS") and all prepaid rents pertaining to the Tenant Leases.

         1.31 "Preliminary Title Reports" The Preliminary Title Reports for the Properties issued by Chicago Title Company more fully described on Schedule 1.27 attached.

         1.32 "Property" and "Properties" The parcels of real property, or any one or more of them, as the context may require, referred to in Recitals D and E and legally described on Exhibit A attached hereto, together with all Improvements thereon, and including, to the extent of Sellers' interest therein, all easements, rights of way, water rights, mineral rights, roads, streets and ways, rights of parking, ingress and egress and appurtenances running with or pertaining thereto.

                  1.33 "Property Restrictions" Any reciprocal easement agreements or similar documents recorded against any Property.

                  1.34 "Purchase Price" The aggregate purchase price payable by Buyer to Sellers for all of the Assets shall be $65,400,000.00 payable as provided in this Paragraph. The Purchase Price shall be allocated among the Assets as set forth on Schedule 1.11 in accordance with the provisions of
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Sellers and Buyer agree to report and file all tax returns (including any audits or examinations by any taxing authority or any other proceedings) in a manner consistent with the allocation set forth on Schedule 1.11. Sellers and Buyer shall cooperate in the filing of any forms (including Form 8594) with respect to any such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price and other relevant items pursuant to this Agreement. In the event that such allocation is disputed by any taxing authority, the party hereto receiving notice of the dispute shall promptly notify the other party and shall forward to such other party copies of all correspondence from such taxing authority in respect of such disputed allocation. At the Closing, the Purchase Price to be paid by Buyer to Sellers for the Assets shall be the sum of the amounts allocated to such Assets on
Schedule 1.11, payable as follows:

                       (i) The portion of the Earnest Money Deposit and Cash allocated to such Assets on SCHEDULE 1.11 shall be applied towards the Purchase Price and paid by Buyer to Sellers at the Closing; provided, that, in no event shall Buyer pay less than $15.1 million of the Purchase Price in a combination of Earnest Money Deposit and Cash;

                       (ii) the balance of the Purchase Price, subject to adjustments, credits and reductions as provided in this Agreement, is to be paid, at Buyer's option, in Cash, in Buyer Common Shares or in a combination thereof, such consideration to be deposited by Buyer with Escrow Agent and delivered to Sellers at the Closing, provided, however, that Buyer may pay a portion of the Purchase Price in the form of Buyer Common Shares if, and only if, the conditions to Closing set forth in PARAGRAPH 5.1.2 and the provisions of PARAGRAPH 7.5 shall have been satisfied as of the Closing Date in accordance with PARAGRAPH 6.1. The number of whole Common Shares representing the balance of the Purchase Price shall be calculated by dividing the balance of the Purchase Price by Buyer Common Share Value.

                  1.35 Intentionally Deleted.

                  1.36 "Required Consent" As defined in Paragraph 5.2.2.

                  1.37 "Sales Transaction" The purchase and sale of all of the Assets as contemplated by this Agreement.

                  1.38 "Sellers" As defined in the introductory Paragraph.

                  1.39 "Sellers Disclosure Schedule" Sellers Disclosure Schedule initially prepared and delivered by Buyer to Sellers, pursuant to Buyer's and DDR's obligations under the LSA, and as agreed upon among the parties and attached hereto.

                  1.40 "Service Contracts" All service, repair, maintenance, tenant improvement construction, operating and property management contracts (excluding the Management Agreement, which is to be cancelled with respect to the Properties as of the Closing) in effect on the Effective Date and other agreements entered into by Sellers with regard to the Properties, pursuant to the terms of Paragraph 7.1 of this Agreement.

                  1.41 "Common Shares" Shares of common stock, no par value, of Developers Diversified Realty Corporation.

                  1.42 Intentionally Deleted.

                  1.43 Intentionally Deleted.

                  1.44 Intentionally Deleted.

                  1.45 "Tenant Deposits" As defined in Paragraph 1.30.

                  1.46 "Tenant Leases" All written leases or occupancy agreements with respect to the Properties between any Seller, or any prior owner of each of the Properties, as landlord, and the Tenants in effect on the Effective Date, and those Leases entered into by any Seller pursuant to the terms of Paragraph 7.1 of this Agreement.

                  1.47 "Tenants" The individuals or entities who are the named tenants under the respective Tenant Leases.

                  1.48 Intentionally Deleted.

                  1.49 "Title Policy" An ALTA extended coverage Owner's Policy of Title Insurance issued by Chicago Title Insurance Company for each Property insuring the fee simple estate in an amount equal to the allocated portion of the Purchase Price for each Property, naming Buyer or its nominee as the insured, subject only to the Permitted Exceptions. The Title Policy shall include such endorsements that are available for a particular Property as Buyer may reasonably require, at Buyer's sole cost and expense. Buyer shall receive fully executed facultative reinsurance agreements with direct access from other title insurers for all amounts of liability under the Title Policy in excess of such amount as Buyer may reasonably determine prior to Closing.

                  1.50 "Trademarks" As defined in Paragraph 1.30.

                  1.51 "Transamerica" Transamerica Occidental Life Insurance Company, an Iowa corporation.

                                   ARTICLE II

                         AGREEMENT FOR PURCHASE AND SALE

         Upon execution and delivery by Sellers and Buyer, this Agreement shall be the binding agreement among Buyer and Sellers for the purchase and sale of the Assets, subject to and on the terms and conditions set forth in this Agreement. This Agreement supersedes all other written or verbal agreements among Buyer and Sellers concerning the Sales Transaction.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to Buyer as follows (provided, however, that each representation and warranty shall be deemed expressly qualified by any information expressly set forth in Sellers Disclosure Schedule, including information set forth in any document, instrument or agreement listed on Sellers Disclosure Schedule, and such information shall be deemed an exception to each representation and warranty set forth herein) and shall be deemed expressly qualified by any information actually known by Buyer as of the Effective Date and the Closing Date:

         3.1 EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

                  3.1.1 Sellers are entities duly organized, validly existing and in good standing under the laws of the states of their formation. Sellers have all requisite corporate, limited liability company or partnership power and authority to own, operate, lease and encumber their properties and carry on their business as now conducted.

                  3.1.2 Neither Sellers nor any of the Properties is in violation of any order of any judgment, decree or court order, governmental authority or arbitration board or tribunal, or any statute, law, ordinance, governmental rule or regulation to which Sellers or any of the Assets is subject, where such violation, singly or in the aggregate with such other failures, as to a single Property, would have a Material Adverse Effect. Sellers have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their respective Assets and their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, singly or in the aggregate with such other failures, as to a single Property, would have a Material Adverse Effect.

         3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. Sellers have the requisite power and authority to consummate the Sales Transaction and to execute and deliver this Agreement. The execution by Sellers of this Agreement and the consummation of the Sales Transaction have been duly authorized, or prior to Closing will be duly authorized, by all requisite corporate, limited liability company or partnership action on the part of Sellers. The Board of Directors of BPP has duly and validly authorized and approved the execution, delivery and performance of this Agreement and the consummation of the Sales Transaction and no other corporate proceedings or actions on the part of BPP, including shareholder approval, are necessary to authorize the execution and delivery of this Agreement or to consummate the Sales Transaction. This Agreement, assuming due and valid authorization, execution and delivery thereof by Buyer, constitutes a valid and legally binding obligation of Sellers enforceable in accordance with its terms.

         3.3 NO VIOLATION; CONSENTS. Except as set forth in Sellers Disclosure Schedule, neither the execution and delivery by Sellers of this Agreement nor consummation by Sellers of the Sales Transaction in accordance with the terms hereof will conflict with or result in a breach of any provisions of the operating agreements, partnership agreements, articles of incorporation or bylaws, as applicable, of Sellers. Except as set forth in Sellers Disclosure Schedule, the consummation of the Sales Transaction in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of: (i) any note, bond, mortgage, indenture or deed of trust (other than the prohibition against transfers without lender's consent as set forth in mortgages or deeds of trust encumbering the Properties and the Required Consent); or (ii) any license, franchise, permit, lease, contract, agreement, commitment or other instrument, encumbering or binding upon any of the Assets, except, in the case of clause (i) or (ii), as otherwise would not have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the Sales Transaction in accordance with the terms hereof will not violate any federal, state or local law, ordinance, statute, rule, regulation, decree or order, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect or prevent the consummation of the Sales Transaction.

         3.4 LITIGATION. Except as set forth in Sellers Disclosure Schedule, to Sellers' Knowledge, there is no litigation, suit, action or proceeding pending nor have Sellers received written notice of any threatened litigation, suit, action or proceeding against Sellers or between or among Sellers, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, singly or in the aggregate with such other actions as to any single Property: (i) have a Material Adverse Effect; (ii) materially and adversely affect Sellers' ability to perform their respective obligations under this Agreement; or (iii) prevent the consummation of the Sales Transaction.

         3.5 REAL PROPERTY MATTERS. BPP Van Ness and BPOP, taken together, own fee simple title to the Properties. As of the date hereof, other than this Agreement and any Tenant Leases, Sellers have not executed or entered into any agreement to sell, exchange, transfer, convey or otherwise dispose of all or any portion of, or any interest (including, without limitation, any option or right of first refusal) in, the Assets that remains in effect.

         3.6 CAPITALIZATION. Set forth in the Sellers Disclosure Schedule is a true and complete list of (i) the general partners and limited partners and their respective percentage interests in BPP/Van Ness Operating Co., and (ii) the members and their respective percentage interests in Historic Van Ness, in each case as of the date hereof. Except as set forth in Sellers Disclosure

Schedule or the Partnership Agreements, there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which either BPP or BPOP is party or by which it is bound relating to the sale, issuance or voting of, or the granting of rights to acquire any securities of, or interests in, Historic Van Ness or BPP/Van Ness Operating Co., including any securities convertible or exchangeable into or evidencing the right to purchase the Interests or obligating Historic Van Ness or BPP/Van Ness Operating Co. to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         3.7 GOOD TITLE. Except as set forth in the Partnership Agreements, each of BPP and BPOP owns beneficially and of record the Interests, free and clear of all claims, charges, liens, security interests, pledges, restrictions or encumbrances of any nature whatsoever (collectively, "Liens"), except Permitted Exceptions and the obligation to obtain the Required Consent. The transfer and delivery of the Interests to Buyer as contemplated by this Agreement will, upon consummation of the Closing, transfer good and marketable title thereto to Buyer, free and clear of all Liens, except Permitted Exceptions.

         3.8 INTELLECTUAL PROPERTY. Except as set forth in Sellers Disclosure Schedule, Sellers are not owners of, licensees under or holders of any licenses, registrations or other rights in or to any intangible property which are material to the business of Sellers at the Properties as currently conducted, taken as a whole, including, without limitation, trade names, trademarks and service marks, brand names, software, patents and copyrights; provided, however, Sellers have rights in the Burnham Trademarks, which Burnham Trademarks are not Trademarks subject to this Agreement.

         3.9 ENVIRONMENTAL MATTERS. Except as disclosed in Sellers Disclosure Schedule, to Sellers' Knowledge, the Properties are in compliance with all Environmental Laws (as defined below) other than non-compliance with respect to a particular Property that does not create a Material Adverse Effect. As used in this Agreement, "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, rules, regulations, ordinances, guidelines, codes, decrees, judgments, orders, permits, authorizations or other legally enforceable requirements of any Governmental Entity that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection. As used in this Agreement, "HAZARDOUS MATERIALS" means any hazardous substances, hazardous materials, toxic substances or waste materials, pollutants, contaminants, and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic pursuant to any local, county, state, territorial or federal governmental authority or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting or remediation. Except as disclosed in Sellers Disclosure Schedule, to Sellers' Knowledge, there is no administrative or judicial enforcement proceeding or investigation pending, or to the Knowledge of Sellers, threatened against Sellers under any Environmental Law. Except as disclosed in Sellers Disclosure Schedule, neither Sellers nor, to the Knowledge of Sellers, any legal predecessor of Sellers, has received any written notice that it is potentially responsible under any Environmental Law for response costs, remediation costs or natural resource damages, as those terms are defined under the Environmental Laws, at any of the Properties which could create a Material Adverse Effect. Except as disclosed in Sellers Disclosure Schedule, Sellers have no knowledge of any release on any of the Properties or adjacent properties of Hazardous Materials in any manner that would, singly or in the aggregate with all other such releases at such Property, have a Material Adverse Effect.

         3.10 LIABILITIES. Since September 30, 2001, neither Historic Van Ness nor BPP/Van Ness Operating Co. have incurred or become liable for, directly or indirectly, any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, constituting "liabilities" under United States generally accepted accounting principles ("GAAP"), fixed or otherwise ("Liabilities"), except non-material Liabilities incurred in the ordinary course of business consistent with good accounting practice, and Liabilities incurred in connection with the transactions contemplated, and not otherwise prohibited hereby.

         3.11 EMPLOYEES AND EMPLOYEE PLANS. Neither Historic Van Ness nor BPP/Van Ness Operating Co. have any employees, and have had no employees, and Historic Van Ness and BPP/Van Ness Operating Co. have not adopted any employee benefit or compensation plan or arrangement.

         3.12 HISTORIC VAN NESS. 3.12.1 As of December 31, 2000, the Qualified Rehabilitation Expenditures with respect to the QRE Improvements (each as defined in the Operating Agreement) were $20,040,259, and the Actual Historic Tax Credit Amount (as defined in the Operating Agreement) was $4,008,052. Except for the Operating Agreement and the Tax Credit Agreement, there are no agreements currently in effect between BPOP or Historic Van Ness and Transamerica or any other entity that obligate (either presently or contingently) BPOP or Historic Van Ness to make any payment to Transamerica on account of or in respect of Historic Tax Credits.

                  3.12.2 True, correct and complete copies of the Operating Agreement and the Tax Credit Guaranty have been delivered to Buyer. Neither the Operating Agreement nor the Tax Credit Guaranty has been amended or modified. The Operating Agreement and the Tax Credit Guaranty are in full force and effect. BPOP is not in default or breach of any provision of the Operating Agreement or the Tax Credit Guaranty and has not received any notice from Transamerica claiming that BPOP is in breach or default thereof. Neither BPP, BPOP, BPP/Van Ness Operating Co. nor Historic Van Ness is a party to or subject to any agreement with any third party pursuant to which any such party has or may acquire any interest in the Project (as defined in the Operating Agreement), other than under Tenant Leases.

                  3.12.3 Historic Van Ness has not engaged in any business or activity other than as contemplated by clauses (a) through (e) of Section 2.4 of the Operating Agreement.

                  3.12.4 Neither Historic Van Ness, BPP/Van Ness Operating Co. nor any Seller has taken any action, nor does any Seller have Knowledge of any event or circumstance, that could reasonably be likely to result in any Historic Tax Credit Reduction Event (as defined in the Tax Credit Guaranty).

         3.13 CONTRACTS. Within 10 days after the Effective Date, Sellers and Buyer shall provide a list of all the agreements, contracts and arrangements to which either Historic Van Ness or BPP/Van Ness Operating Co. is a party as of the date of this Agreement, to be set forth in Sellers Disclosure Schedule, and which are material to the conduct of either Historic Van

Ness' or BPP/Van Ness Operating Co.'s business, including, without limitation, agreements relating to capital expenditures, indebtedness or the acquisition of tangible or intangible property, but excluding the Management Agreement, Material Leases and the Partnership Agreements.

         3.14 INSURANCE. Within 10 days after the Effective Date, Sellers shall provide to Buyer a list of all policies of life, casualty, liability and other forms of insurance currently owned or held by any Seller in connection with the Assets or the operations related thereto or held by Historic Van Ness or BPP/Van Ness Operating Co. All such policies are currently in full force and effect, and no Seller has received any written notice from any insurer with respect to the cancellation of any such insurance. All premiums due and payable on those policies have been paid. Except as set forth on the Sellers Disclosure Schedule, as of December 15, 2001, no claim by any Seller under any such policy has been disputed nor has any insurer reserved any rights with respect to any claims.

         3.15 TAX MATTERS.

                  3.15.1 "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means, any net income, gross income, gross receipts, sales, use, transfer, payroll, premium, property or windfall profits tax, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

                  3.15.2 True, correct and complete returns, statements, reports and forms required to be filed with any Taxing Authority for periods ending on or before the Closing Date with respect to any tax information and Tax of Historic Van Ness nor BPP/Van Ness Operating Co., including any return of an affiliated or combined group that includes Historic Van Ness nor BPP/Van Ness Operating Co. (collectively, the "Returns"), have been, or in the case of the Returns for 2001, will be, prepared in a manner consistent with past practice and timely filed. The filing of the Returns for 2001 will be subject to the prior reasonable approval of Buyer.

         3.16 NO BROKERS. Except as disclosed in Sellers Disclosure Schedule, Sellers have not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Sales Transaction. Sellers shall indemnify, defend and hold Buyer harmless for, from and against any claims by any brokers or agents retained by or associated with Sellers in connection with the Sales Transaction for payments in connection with the negotiations leading to this Agreement or consummation of the Sales Transaction.

         3.17 NON-FOREIGN PERSON. No Seller is a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

         3.18 MASTER LEASE. To Sellers' Knowledge, the Master Lease is in full force and effect.

         3.19 SELLERS DISCLOSURE SCHEDULE. To Sellers' Knowledge, the information provided by Sellers to be included in Sellers Disclosure Schedule is true, correct, accurate and complete in all material respects. To Sellers' Knowledge, all documents, instruments and agreements referenced in the information provided by Sellers to be included in Sellers Disclosure Schedule are true, correct, accurate and complete in all material respects and have not been amended, modified, altered or changed except as set forth in Sellers Disclosure Schedule.

         Sellers, immediately upon obtaining Knowledge that any of the representations and warranties set forth in this ARTICLE III shall be false, untrue or inaccurate, shall provide written notice to Buyer of the facts or circumstances resulting in the representation or warranty being false, untrue or inaccurate. If any of the representations or warranties set forth in this
ARTICLE III shall be false, untrue or inaccurate, then, prior to Closing, Buyer's sole rights shall be as set forth in ARTICLES VII AND VIII of this Agreement. The representations or warranties contained in this ARTICLE III shall survive the Closing for the Assets that are the subject of each Closing for a period of 12 months from the Closing. All claims for any false, untrue or inaccurate representation or warranty shall be made, in writing, prior to 11:59 p.m., San Francisco time, on the first anniversary of the Closing Date for such Assets. All claims made, in writing, within such 12-month period shall survive the expiration of such 12-month period until resolved. Any recovery by Buyer with respect to such claims is expressly subject to the Liability Cap as defined in PARAGRAPH 8.5 of this Agreement.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows (provided, however, that, in the event that the Closing occurs and the entire Purchase Price is paid in the form of Earnest Money Deposit and Cash, PARAGRAPHS 4.7, 4.8, 4.9, 4.10,
4.11 AND 4.13 shall automatically, without any further action by any party hereto, be deemed null and void, and of no further force or effect):

         4.1 ACCREDITED INVESTOR. Buyer is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

         4.2 INVESTMENT. Buyer is acquiring the Interests for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Buyer understands that the Interests to be purchased have not been, and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer's representations as expressed herein. Buyer understands and acknowledges that the Interests are subject to restrictions on transfer pursuant to the terms of the Partnership Agreements.

         4.3 NO PUBLIC MARKET. Buyer understands that no public market now exists for the Interests and acknowledges that the Interests must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resales of securities purchased in a private placement, subject to the satisfaction of certain conditions, and that there can be no assurance that Rule 144 or any other exemption from the registration requirements of the Securities Act will ever be available for resales of the Interests.

         4.4 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Buyer is duly qualified or licensed, and in good standing to do business in the State of California.

         4.5 AUTHORITY. Buyer has the requisite power and authority to consummate the Sales Transaction and execute and deliver this Agreement, and to perform its obligations under this Agreement. The Board of Directors of Buyer has duly and validly authorized and approved the execution, delivery and performance of this Agreement and the consummation of the Sales Transaction, and no other proceedings or actions on the part of Buyer are necessary to authorize the execution and delivery of this Agreement or to consummate the Sales Transaction. Buyer has duly and validly executed and delivered this Agreement, which is the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to judicial discretion. The preparation and filing of a Registration Statement on Form S-11 (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") with the Securities and Exchange Commission ("SEC") by Buyer under the Securities Act of 1933, as amended (the "Securities Act"), for purposes of registering Buyer Common Shares to be issued in the Sales Transaction has been duly authorized by the Board of Directors of Buyer.

         4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution and delivery by Buyer of this Agreement nor consummation by Buyer of the Sales Transaction in accordance with the terms hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Code of Regulations of Buyer; (ii) result in a violation or breach of, or constitute with or without due notice or lapse of time or both a default under, or give rise to any right of termination, cancellation or acceleration under, or result in the forfeiture of any rights under, or create any right under, or require the consent or approval of any person under, any of the terms, conditions or provisions of any contract to which Buyer or any subsidiary of Buyer is a party or by which Buyer or any subsidiary of Buyer or their respective assets are bound except for such violations, breaches, defaults, terminations, cancellations, accelerations, forfeitures of any rights, creations of any rights, or failure to obtain consents or approvals of any Person which, individually or in the aggregate, would not have a Material Adverse Effect on Buyer and its subsidiaries taken as a whole; or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Buyer. No filing or registration with or authorization, consent or approval of any federal or state commission, governmental body, regulation agency, authority or tribunal (collectively "Governmental Entity") is required by Buyer in connection with the execution and delivery of this Agreement by Buyer or is necessary for the consummation of the Sales Transaction by Buyer, except for: (i) applicable requirements, if any, of any applicable United States securities laws and the New York Stock Exchange; (ii) other consents, orders authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, or prevent the consummation of the Sales Transaction.

         4.7 VALIDITY OF SHARES TO BE ISSUED. The Common Shares of Buyer to be issued to Sellers in connection with the Closing have been duly authorized and, when issued by Buyer in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights created by statute, the Articles of Incorporation or Code of Regulations of Buyer, or any agreement to which Buyer is a party or by which Buyer is bound.

         4.8 CAPITALIZATION OF BUYER. As of December 14, 2001, the authorized capital stock of Buyer consists of: 100,000,000 shares of common stock, without par value, of which 56,234,670 shares are issued and outstanding; 750,000 shares of 9.5% Class A cumulative redeemable preferred shares, without par value, of which 421,500 shares are issued and outstanding; 750,000 shares of 9.44% Class B cumulative redeemable preferred shares, without par value, of which 177,500 shares are issued and outstanding; 750,000 shares of 8.375% Class C cumulative redeemable preferred shares, without par value, of which 400,000 shares are issued and outstanding; and 750,000 shares of 8.68% Class D cumulative redeemable preferred shares, without par value, of which 216,000 shares are issued and outstanding. (The Class A, Class B, Class C and Class D cumulative redeemable preferred shares of Buyer are collectively referred to herein as "Buyer Preferred Stock.") The issued and outstanding capital stock of Buyer has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights. In addition, as of December 14, 2001, an aggregate of 4,827,578 shares of Buyer common stock are reserved for issuance upon the exercise of outstanding stock options under Buyer's 1992 Employees Share Option Plan, 1996 Equity-Based Award Plan and 1998 Equity-Based Award Plan.

         4.9 FINANCIAL STATEMENTS; SEC REPORTS. Buyer's periodic filings with the SEC include complete copies of Buyer's audited consolidated financial statements consisting of balance sheets of Buyer as of December 31, 1998, 1999 and 2000 and the related statements of income, changes in stockholders' equity and cash flows together with related notes for the years then ended (collectively, "Buyer Annual Financial Statements"), complete copies of Buyer's unaudited consolidated financial statements consisting of a balance sheet of Buyer as of the nine months ended September 30, 2001 and the related statements of income, changes in stockholders' equity, and cash flows for the period then ended (collectively, "Buyer Interim Financial Statements"). Buyer Annual Financial Statements and Buyer Interim Financial Statements shall collectively be referred to as "Buyer Financial Statements." Buyer Financial Statements have been prepared from the applicable books and records of Buyer in accordance with GAAP, consistently applied (except, in the case of Buyer Interim Financial Statements, as permitted by the rules related to the preparation of a Quarterly Report on Form 10-Q) during the related periods and comply in all material respects with applicable rules and regulations of the Commission. The balance sheets contained in each of Buyer Financial Statements fairly present, in all material respects, the financial condition of Buyer as of the respective periods set forth therein, and each income statement, statement of shareholders' equity and statement of cash flow included in each of Buyer Financial Statements fairly presents, in all material respects, the consolidated results of operations, shareholders' equity and cash flows, respectively, of Buyer for the respective periods set forth therein except as described below. Buyer Annual Financial

Statements have been audited by PriceWaterhouseCoopers and include the unqualified opinion of such firm. Buyer has timely filed all documents and reports that it is required to file with the SEC since December 31, 1998 (the "Buyer SEC Documents"). As of their respective date, Buyer SEC documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and, at the times they were filed (and as amended through the date of this Agreement), none of Buyer SEC Documents contained or contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading.

         4.10 NO UNDISCLOSED LIABILITIES. None of Buyer or any of its subsidiaries has any material liabilities or obligations, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, except for (i) those reflected or reserved against (which reserves are adequate) on Buyer's consolidated unaudited September 30, 2001 balance sheet, and (ii) those incurred since September 30, 2001 in the ordinary course of business consistent with past practice. To Buyer's knowledge there is no basis for the assertion against Buyer or any of its subsidiaries of any liability of any material nature or in any material amount not fully reflected or reserved against in Buyer's consolidated unaudited September 30, 2001 balance sheet.

         4.11 ABSENCE OF CERTAIN CHANGES. Since September 30, 2001, Buyer has operated only in the ordinary course of business and there has not occurred: (i) any transaction in which Buyer or any of its subsidiaries incurred any material debts, liabilities or obligations except in the ordinary course of business;
(ii) any transaction in which Buyer or any of its subsidiaries discharged or satisfied any encumbrances except in the ordinary course of business; (iii) any transaction in which Buyer or any of its subsidiaries mortgaged, pledged or subjected to encumbrance any of its assets; (iv) any transaction in which Buyer or any of its subsidiaries sold or transferred any of its assets or canceled any debts or claims; (v) any transaction in which Buyer or any of its subsidiaries suffered any extraordinary losses or waived any rights of substantial value;
(vi) any material damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has affected or may affect the business or the properties of Buyer or any of its subsidiaries;
(vii) other than regular quarterly dividends paid in cash, any declaration, setting aside or payment of any dividend or other distribution in respect of any of the capital stock of Buyer or any of its subsidiaries; (viii) any increase not in the ordinary course of business in the compensation payable or to become payable by Buyer or any of its subsidiaries; or (ix) any undertaking or any change in any existing obligation of any kind of Buyer or any of its subsidiaries other than in the ordinary course of business.

         4.12 LITIGATION; COMPLIANCE WITH LAWS; PERMITS. There are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to Buyer's knowledge, threatened against or related to Buyer or any of Buyer's subsidiaries which if determined adversely would be reasonably likely to have a Material Adverse Effect on Buyer and its subsidiaries taken as a whole. There is not and has not been any failure by Buyer or any of Buyer's subsidiaries to comply with any law, ordinance, requirement, regulation, or order applicable to Buyer or any of Buyer's subsidiaries, which failure to comply would have a Material Adverse Effect on Buyer or any of Buyer's subsidiaries taken as a whole. There is no violation of, default with respect to, or failure to comply with any material order, writ, injunction, judgment, or decree of any court or Governmental Entity, issued or pending against Buyer or any of Buyer's subsidiaries, which violation, default or failure would have a Material Adverse Effect on Buyer or any of Buyer's subsidiaries taken as a whole. Each of Buyer and its subsidiaries has obtained all permits for the operation of its business as presently operated, and all such permits, except where the failure to obtain such Permits would not, individually or in the aggregate have a Material Adverse Effect on Buyer and its subsidiaries taken as a whole.

         4.13 TAXES. Buyer has duly filed, in compliance with applicable laws, all material Tax Returns (defined below) required to be filed by it (or extensions have been duly obtained) prior to the date hereof and all such Tax Returns are true, complete and accurate in all material respects. Buyer has duly paid, caused to be paid or made adequate provision and has reserved for the payment of all material Taxes (defined below) required to be paid in respect of the periods covered by such Tax Returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all taxable periods since the periods covered by such returns. No claims for Taxes have been asserted against Buyer or any of its subsidiaries, and no deficiency for any Taxes has been proposed, asserted or assessed which has not been resolved or paid in full. For purposes of this section: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, or local income, gross receipt, property, sales, use, license, excise, franchise, employment, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority thereon, and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         4.14 BROKERS. Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Sellers to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the Sales Transaction. Buyer shall indemnify, defend and hold Sellers harmless for, from and against any claims by brokers or agents retained by or associated with Buyer in connection with the Sales Transaction for payments in connection with the negotiations leading to this Agreement or the consummation of the Sales Transaction.


         4.15 SELLERS DISCLOSURE SCHEDULE. To Buyer's knowledge, the information provided by Buyer to be included in Sellers Disclosure Schedule is true, correct, accurate and complete in all material respects. To Buyer's knowledge, all documents, instruments and agreements referenced in the information provided by Buyer to be included in Sellers Disclosure Schedule are true, correct, accurate and complete in all material respects and have not been amended, modified, altered or changed except as set forth in Sellers Disclosure Schedule. Buyer, immediately upon obtaining knowledge that any of the representations and warranties set forth in Article IV shall be false, untrue or inaccurate, shall provide written notice to Sellers of the facts or circumstances resulting in the representation or warranty being false, untrue or inaccurate.

         4.16 FULL DISCLOSURE. Buyer has disclosed to Sellers all information of which Buyer or DDR has become aware in the course of performing their respective obligations under the LSA, through due diligence, or otherwise that affects or relates to the market value of the Properties; none of the representations and the warranties made by Buyer in this Agreement, or the information provided by Buyer to be included in Sellers Disclosure Schedule, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make such representations and warranties or such information, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V

                            CONDITIONS TO THE CLOSING

         5.1 CONDITION TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE CLOSING. The respective obligations of Buyer and Sellers to effect the Closing are subject to the fulfillment or waiver of the following conditions at or prior to the Closing Date:

                  5.1.1 NO PROHIBITION. No statute, rule, regulation, executive order, decree, ruling or permanent injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity or court which prohibits the consummation of the Sales Transaction substantially on the ter ms contemplated by this Agreement.

                  5.1.2 REGISTRATION STATEMENT; LISTING MATTERS. Subject to Paragraph 6.2, in the event that Buyer elects to exercise its option to pay a portion of the Purchase Price in Buyer Common Shares, the Registration Statement covering such Buyer Common Shares shall have been declared effective by the SEC and no stop order or other similar restraining order suspending the effectiveness of the Registration Statement shall have been threatened or entered by the SEC. Buyer Common Shares to be issued to Sellers shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. If the conditions precedent set forth in this PARAGRAPH 5.1.2 are not satisfied on or before February 25, 2002, then Buyer shall be obligated to pay the entire Purchase Price in the form of Earnest Money Deposit and Cash, and the conditions precedent set forth in this PARAGRAPH 5.1.2 shall be deemed waived by Buyer.

         5.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to effect the Closing is subject to the fulfillment or waiver of the following conditions on or prior to the Closing Date:

                  5.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers set forth in this Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the Effective Date, solely, in which case such representations and warranties shall be true and correct as of such date) (provided, however, that no representation or warranty shall be deemed to have been breached hereunder to the extent the failure to be true and correct arises out of or relates to any act or omission to act by Buyer or DDR), and BPP shall have delivered a certificate to the effect that the condition set forth in this PARAGRAPH 5.2.1 has been satisfied, such certificate to be qualified by Knowledge and subject to the information provided by Buyer to be included in Sellers Disclosure Schedule being true, correct, accurate and complete in all material respects.

                  5.2.2 CONSENTS, APPROVALS, ETC. Prior to the Closing Date, Seller shall obtain the written consent of Transamerica to the transfer of the Van Ness Property and the Historic Van Ness Interest (the "REQUIRED CONSENT").

                  5.2.3 LITIGATION. On the Closing Date, except as set forth in Sellers Disclosure Schedule, there shall be no litigation, suit, action or proceeding pending or threatened against Sellers which, in the reasonable judgment of Buyer, may, if adversely determined, have a Material Adverse Effect on the Assets.

                  5.2.4 COMPLIANCE WITH COVENANTS. Sellers shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing (provided, however, that no such obligation shall be deemed to have been breached hereunder to the extent such breach arises out of or relates to any act or omission to act by Buyer or
DDR), and BPP shall have delivered a certificate to the effect that the condition set forth in this PARAGRAPH 5.2.4 has been satisfied..

                  5.2.5 NEW TITLE AND SURVEY MATTERS. As of the Closing Date, there shall not exist any title matters not disclosed on the Preliminary Title Report that would have a Material Adverse Effect on title to any one Property.

         5.3 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligation of Sellers to effect the Closing is subject to the fulfillment or waiver of the following conditions on or prior to the Closing Date:

                  5.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the Effective Date, solely, in which case such representations and warranties shall be true and correct as of such date), and Buyer shall have delivered a certificate to the effect that the condition set forth in this PARAGRAPH 5.3.1 has been satisfied.;

                  5.3.2 PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall have performed in all material respects all obligations required to be performed by Buyer under this Agreement at or prior to the Closing and shall have delivered a certificate to the effect that the condition set forth in this PARAGRAPH 5.3.2 has been satisfied.

         In the event any of the foregoing conditions are not satisfied, or waived, then the parties shall have the rights set forth in ARTICLE VIII and PARAGRAPH 11.11 of this Agreement.


                                   ARTICLE VI

                                     CLOSING

         6.1 ASSIGNMENT. Buyer shall have the right or authority to assign this Agreement, or any of Buyer's rights hereunder (other than the rights or obligations relating to Buyer's issuance and delivery of Buyer Common Shares in connection with the Sales Transaction), prior to

Closing to one or more limited liability companies, partnerships, corporations or other entity without the prior written consent of Sellers provided, however, that: (i) Buyer shall do so within sufficient time as to timely close the Sales Transaction in accordance herewith; (ii) the assignee corporation, limited liability company, joint venture, or general or limited partnership shall be comprised of Buyer or its affiliates; provided, further, that, prior to Closing, Buyer shall designate separate legal entities (the "Separate Entities") that satisfy the foregoing proviso to purchase the BPOP BPP/Van Ness Operating Co. Interest and the BPP BPP/Van Ness Operating Co. Interest, respectively; and
(iii) on or prior to Closing, each of the Separate Entities shall execute and deliver to Sellers a certificate, as may be reasonably acceptable to Sellers, in which such Separate Entity represents and warrants to Sellers the representations and warranties contained in PARAGRAPHS 4.1 THROUGH 4.3, inclusive, with respect to such entity.

         6.2 TIME AND PLACE. Once all of the conditions precedent set forth in PARAGRAPHS 5.1.1, 5.2 AND 5.3 have been satisfied or waived, a date for Closing (the "Closing Date") shall be specified by BPP on five days' prior written notice to Buyer; provided, that, if at such date the conditions precedent set forth in PARAGRAPH 5.1.2 shall not have been satisfied or waived, Buyer may, by written notice to BPP, elect to extend the Closing Date until two Business Days after the effective date of the Registration Statement, but in no event shall Buyer extend the Closing Date beyond February 28, 2002. If the Closing Date occurs before the effective date of the Registration Statement, then the entire Purchase Price shall be payable in the form of Earnest Money Deposit and Cash. The Closing shall take place at a location to be mutually agreed upon between Buyer and BPP, commencing at 9:00 a.m., local time, on the Closing Date.

         6.3 SELLERS' CLOSING DELIVERIES. At the Closing, Sellers shall deliver to Escrow Agent with respect to the Assets owned by Sellers that are the subject of such Closing:

                  6.3.1 DEED. A deed in the form of EXHIBITS 6.3.1 fully executed and properly acknowledged by the appropriate Sellers, as applicable, conveying to Buyer (or Buyer's nominee) the applicable Property subject only to the Permitted Exceptions (the "Deeds");

                  6.3.2 CONSENTS. The Required Consent required pursuant to Paragraph 5.2.2;

                  6.3.3 LEASES. An Assignment and Assumption of Leases for each Property, in the form of EXHIBIT 6.3.3, fully executed by the appropriate Sellers, as applicable, conveying to Buyer all of such Sellers' right, title and interest in, to and under the Tenant Leases relating to such Property;

                  6.3.4 CONTRACTS. An Assignment and Assumption of Contracts for each Property in the form of EXHIBIT 6.3.4, fully executed by the appropriate Sellers, as applicable, assigning and transferring to Buyer all of such Sellers' rights, benefits and privileges under the Service Contracts and the Master Lease;

                  6.3.5 BILL OF SALE. A Bill of Sale for each Property, in the form of EXHIBIT 6.3.5, fully executed by the appropriate Sellers, as applicable, assigning and conveying to Buyer the Personal Property (except the Service Contracts) relating to such Property;

                  6.3.6 WARRANTIES. An Assignment of Guaranties and Warranties, for each Property, in the form of EXHIBIT 6.3.6, fully executed by the appropriate Sellers, assigning and transferring to Buyer all of such Sellers' rights to or under any warranties and guaranties relating to the Personal Property or the Improvements for each Property (with the joinder by each warrantor as to any warranties and guaranties that are not assignable without such warrantor's consent);

                  6.3.7 PERMITS. An Assignment of Permits and Licenses in the form of EXHIBIT 6.3.7, fully executed by the appropriate Sellers, assigning and transferring to Buyer all rights and interest in, to and under all permits, licenses and certificates of occupancy held by such Sellers in connection with the ownership, use, operation or maintenance of the Assets for each Property;

                  6.3.8 EQUIPMENT LEASES. An Assignment and Assumption of Equipment Leases, in the form of EXHIBIT 6.3.8 attached, fully executed by the appropriate Sellers, assigning and transferring to Buyer all of such Sellers' interest under the Equipment Leases, if any;

                  6.3.9 DECLARANT'S RIGHTS. As applicable, one or more Assignment of Declarant's Rights, in the form of EXHIBIT 6.3.9 attached, from the appropriate Sellers which is a declarant under covenants, conditions or restrictions encumbering a Property;

                  6.3.10 TRADE NAMES. An Assignment of Trade Name and Trade Mark Rights substantially in the form of EXHIBIT 6.3.10, attached, fully executed by the appropriate Sellers, assigning and transferring the Trademarks for each Property;

                  6.3.11 AFFIDAVIT. An Affidavit in the form and having the substance of that attached hereto as EXHIBIT 7.3.11, fully executed and properly acknowledged by the appropriate Sellers, as required by Internal Revenue Code of 1986, Section 1445 and California state law;

                  6.3.12 ASSIGNMENT OF INTERESTS. BPP and BPOP shall execute and deliver to Buyer a fully executed Assignment and Assumption of Partnership Interests substantially in the form of Exhibit 6.3.12(a) attached. BPOP shall execute and deliver to Buyer a fully executed Assignment and Assumption of Membership Interest in the form of EXHIBIT 6.3.12(b) attached;

                  6.3.13 AUTHORIZATION. A certificate of authority from Sellers authorizing the Sales Transaction and designating the person or persons authorized to sign documents on behalf of Sellers in connection therewith;

                  6.3.14 NOTICE LETTER. A form letter, in a mutually agreeable form, to be prepared by Buyer, for each of the Properties, from Sellers to the Tenants of their respective Properties advising the Tenants of the sale of the respective Properties to Buyer, copies of which letters may be distributed by Buyer to the Tenants and other parties;

                  6.3.15 FILES AND RECORDS. All originals and copies of all documents, instruments, agreements and contracts, including, without limitation, Tenant Leases, Service Contracts, Construction Contracts, loan documents for the Assumed Indebtedness, Property Restrictions and Encumbrances, relating to such Properties, all of such Properties' books, records and files (including electronic files and records) and all permits, licenses and certificates of occupancy for each of the Properties to the extent in Sellers', any Sellers Subsidiaries' and their agents', managers' and employees' possession or control;

                  6.3.16 ENVIRONMENTAL INSURANCE. An assignment of an equitable portion of the existing environmental insurance policy held by Sellers relating to the Properties, such assignment to be in essentially the same form as used by Sellers in connection with Sellers sales of other assets to Pacific Retail; and

                  6.3.17 OTHER MATTERS. Such other instruments or documents consistent with the terms of this Agreement as may be reasonably requested by Buyer or Escrow Agent or reasonably necessary to effect or carry out the purposes of this Agreement.

         6.4 BUYER'S CLOSING DELIVERIES. At the Closing, Buyer shall deliver to Escrow Agent:

                  6.4.1 The funds necessary for payment of the Cash portion of the Purchase Price payable for the Assets pursuant to PARAGRAPH 1.34;

                  6.4.2 In the event that Buyer elects to exercise its option to pay a portion of the Purchase Price in Buyer Common Shares, Buyer Common Shares necessary for the balance of the Purchase Price payable for the Assets pursuant to PARAGRAPH 1.34;

                  6.4.3 The assignments and assumptions referred to in PARAGRAPHS 6.3.2, 6.3.3, 6.3.4 AND 6.3.8 evidencing Buyer's agreement to the terms thereof and assumption of the duties and obligations as more particularly provided therein, as well as the Lock Up Agreement referred to in PARAGRAPH 6.3.16;

                  6.4.4 Evidence reasonably satisfactory to Sellers and Escrow Agent that Buyer has duly authorized the Sales Transaction, and that the person or persons executing all documents to be executed by Buyer in connection with the Sales Transaction on behalf of Buyer is authorized to do so;

                  6.4.5 MANAGEMENT AGREEMENT. Evidence reasonably satisfactory to Sellers that the Management Agreement has been duly terminated effective on or before the Closing Date as to the Assets; and

                  6.4.6 Such other instruments or documents consistent with the terms of this Agreement as may be reasonably requested by Sellers or Escrow Agent, or necessary, to effect or carry out the purposes of this Agreement.

         6.5 ESCROW AGENT'S DUTIES. At each Closing, Sellers and Buyer agree to instruct Escrow Agent to: (i) record each of the Deeds in the applicable public recording offices; (ii) deliver to Buyer and Sellers counterpart copies of the documents referenced in PARAGRAPHS 6.3.3 THROUGH 6.3.11; (iii) disburse the Purchase Price in accordance with the terms of this Agreement and a settlement statement approved by Buyer and Sellers; (iv) issue a Title Policy for each of the Properties that is the subject of the Closing; and (v) pursue such other actions as Buyer and Sellers may request consistent with the terms of this Agreement.

         6.6 PRORATIONS; DEPOSITS; DELINQUENT RENTS. The following items shall be prorated, allocated and/or adjusted (as appropriate) as of each Closing for the Assets that are the subject of the Closing:

                  6.6.1 TAXES. Real and personal property taxes and assessments pertaining to the Assets shall be apportioned between Sellers and Buyer in accordance with the methodology set forth in Section 164(d) of the Code. Sellers shall be responsible for all such taxes and assessments that are allocable to any period prior to the Closing Date and Buyer shall be responsible for all such taxes and assessments that are allocable to any period from and after the Closing Date. To the extent any real or personal property taxes and assessments subject to apportionment in accordance with the foregoing are, as of the Closing Date, the subject of any appeal filed by or on behalf of Sellers, then notwithstanding anything to the contrary contained in this paragraph: (i) no apportionment of the taxes or assessment being appealed shall occur at the Closing, but instead such apportionment shall be deferred until the outcome of the appeal is final and the amount of taxes owing becomes fixed at which time Sellers shall be responsible for all such taxes that are allocable to any period prior to the Closing Date and Buyer shall be responsible for all such taxes and assessments that are allocable to any period from and after the Closing Date; and (ii) Sellers shall provide Buyer with adequate security, either in the form of a bond or by escrowing the amounts being appealed, to assure Buyer that Sellers' portion of such tax and assessment liability, including any penalty, will be available. To the extent any taxes and assessments have been paid by Sellers and such payment results in Buyer receiving a credit toward future tax liability or a refund, then Buyer shall, within thirty (30) days following receipt of such refund or notice of such credit, pay to Sellers the full amount of such refund or credit allocable to the period prior to the Closing Date, excluding, however, any portion of such refund or credit that is required to be passed through to the tenants pursuant to any Tenant Leases or to other parties by existing contract.

                  6.6.2 UTILITIES. All charges for fuel, water, sewer, electricity and other utility services furnished to the Properties which are not metered to Tenants occupying the Improvements. Sellers, to the extent the same is obtainable, shall arrange for the utility companies to perform and furnish meter readings for such utilities through the close of business on the day prior to the Closing Date. If any such meter readings are not so obtainable, then Sellers shall provide meter readings as of a date not more than 30 days prior to the Closing Date, and the proration of utility charges shall initially be based upon such prior reading. Upon the taking of actual meter readings first after Closing, such proration shall be readjusted, outside of escrow and after Closing, and Sellers or Buyer, as the case may be, shall promptly pay to the other the amount determined to be so due upon such readjustment.

                  6.6.3 SERVICE CONTRACTS. All amounts prepaid and all outstanding accounts receivable and payable under any of the Service Contracts (except as to any Service Contract that is terminated on or before Closing and such termination is effective before Closing in accordance with the provisions of this Agreement) for the Assets shall be prorated as of the Closing Date.

                  6.6.4 TENANT LEASES. All base rents and other fixed sums paid under the Tenant Leases for the Assets shall be prorated between Buyer and Sellers. All refundable Tenant Deposits held by Sellers under such Tenant Leases shall be paid to Buyer at Closing in the form of a credit against the Purchase Price due from Buyer at Closing. Sellers shall transfer their entire interests in any letters of credit or certificates of deposit held by them under such Tenant Leases as deposits and shall diligently cooperate with Buyer in obtaining any reissuance or confirmation of the effect of the transfer of such instruments. Buyer shall not be entitled to any credit or reimbursement for rent concessions granted by Sellers to any Tenants. All prepaid base rents and other fixed charges under the applicable Tenant Leases attributable to the period after Closing shall be credited to Buyer. Delinquent rents and other charges due Sellers under the Tenant Leases as of the date of Closing shall not be prorated. Buyer shall be credited in escrow with any leasing commissions, tenant improvement allowances or other allowances to be paid by Buyer on or after the Closing Date with respect to the current term of any Tenant Lease or Tenant Lease modification executed, or any extension term or expansion of premises exercised, in each case, on or before October 1, 2001. Seller shall be credited in escrow with any leasing commissions, attorneys fees for drafting of leases, tenant improvement allowances, or other allowances actually paid by Seller before the Closing Date with respect to of any Tenant Lease or Tenant Lease modification executed, or any extension term or expansion of premises exercised, in each case, after October 1, 2001.

                  Any percentage rent, real estate taxes, parking charges, operating and maintenance expenses, escalation rents or charges, electricity charges, cost of living increases or any other charges of a similar nature other than fixed or base rent under the applicable Tenant Leases (collectively, the "ADDITIONAL RENTS") collected by Sellers prior to the Closing Date shall be prorated as of the Closing Date between Buyer and Sellers. As soon as practicable following the Closing, Sellers shall provide Buyer with information regarding Additional Rents which were received by Sellers prior to Closing and the amount of reimbursable expenses paid by Sellers prior to Closing. On or before June 30, 2002, Buyer shall deliver to Sellers a reconciliation of all expenses reimbursable under the Tenant Leases, and the amount of Additional Rents received by Sellers and Buyer relating thereto (the "RECONCILIATION"). Upon reasonable notice and during normal business hours, each party shall make available to the other all information reasonably required to confirm the Reconciliation. In the event of any overpayment of Additional Rents by the tenants to Sellers, Sellers shall promptly, but in no event later than twenty
(20) days after receipt of the Reconciliation, pay to Buyer the amount of such overpayment and Buyer, as the landlord under the particular Tenant Leases, shall pay or credit to each applicable tenant the amount of such overpayment. In the event of an underpayment of Additional Rents by the tenants to Sellers, Buyer shall pay to Sellers the amount of such underpayment within twenty (20) days following Buyer's receipt of any such amounts from the tenants.

                  Any rents or other sums that are due and payable under any Tenant Leases on or prior to the Closing Date, but which have not been collected by Sellers on or prior to the Closing Date, or payment of which has been deferred until after the Closing Date (the "ARREARS"), to the extent applicable to any period of time on or prior to the Closing Date, and which are paid after the Closing Date shall, subject to the terms below, be paid to Sellers and if the Arrears are received by Buyer, Buyer shall pay the Arrears to Sellers after collection by Buyer. Buyer shall use reasonable efforts (but shall not be required to commence legal action or terminate or evict a tenant) to collect or cause to be collected such Arrears following the Closing Date. Any and all rents so collected by Buyer following the Closing (less a deduction for all reasonable collection costs and expenses incurred by Buyer) shall be successively applied (after deduction for Buyer's reasonable collection costs and expenses) to the payment of (x) delinquent amounts due Buyer and (y) delinquent amounts due Sellers. If all or part of any rents or other charges received by Buyer following the Closing are allocable to Sellers pursuant to the foregoing sentence, then such sums shall be promptly paid to Sellers. Sellers reserves the right to pursue any damages remedy Sellers may have against any tenant with respect to such Arrears, but shall have no right to exercise any other remedy under the Lease (including, without limitation, termination or eviction).

                  6.6.5 DEPOSITS. All utility deposits paid by Sellers shall be refunded to Sellers at or as of the Closing. The parties acknowledge that the Van Ness Owners Association (the "Association") is obligated to repay to BPOP certain advances made by BPOP in amount aggregating approximately $900,000 (the "BPOP Advances"). The parties further acknowledge that following Closing Buyers will own an approximately 50% interest in the Association (the "Buyer's Interest"). Following Closing, Buyers shall use reasonable efforts to cause the Association (and the Association's members) to promptly repay to BPOP the full amount of the BPOP Advances, and such reasonable efforts shall include causing the Association to exercise its rights pursuant to its organizational documents to collect past due assessments from its members. In connection with any such payment of the BPOP Advances by the Association, Buyers shall have the right to retain a percentage of each such payment equal to the Buyer's Interest.

                  6.6.6 PREPAID EXPENSES. Buyer shall be charged for those prepaid expenses paid by Sellers allocable to any period from and after the Closing Date, including, without limitation, annual permit and confirmation fees, fees for licenses and all security or other deposits paid by Sellers to third parties which Buyer elects to assume and to which Buyer then shall be entitled to the benefits and refund following the Closing Date. Prepaid expenses shall not include any loan extension or renewal fees.

                  6.6.7 INTENTIONALLY DELETED.

                  6.6.8 OTHER MATTERS. With respect to each Property, such other matters as are customarily prorated by the Escrow Agent in transactions of a similar nature in county in which each respective Property is located.

                  6.6.9 COOPERATION. Sellers and Buyer shall duly cooperate with each other and the Escrow Agent in making prorations, adjustments and credits pursuant to the foregoing and shall, as requested by the Escrow Agent, furnish to the Escrow Agent such information in the possession of, or reasonably obtainable by them to assist in making such prorations, adjustments or credits. In the event, for any reason beyond the reasonable control of the parties hereto, information necessary to calculate any proration, adjustment or credit for any item required to be prorated, adjusted or credited under this Paragraph is not available prior to Closing, then such item shall be prorated, adjusted or credited outside of escrow after Closing as soon as such information is available, and Sellers and Buyer shall duly cooperate with each other in regard thereto and shall pay, one to the other, any amounts which may be owing as a result of any such subsequent proration, adjustment or credit. In the event, at any time after Closing, errors shall be discovered in any prorations, adjustments or credits made pursuant to this Paragraph, Sellers and Buyer shall correct such errors and shall pay, one to the other, any sums owing as a result of such corrections.

         6.7 CLOSING COSTS/TRANSFER EXPENSES. Except as otherwise set forth in this Agreement, each party shall bear its own costs (including attorneys' fees) in connection with its negotiation of this Agreement, due diligence investigation and conduct of the Sales Transaction. Sellers shall pay all transfer, stamp or similar taxes payable as a result of the Sales Transaction, premiums for the Title Policies (but not the premiums for any endorsements to the Title Policies required by Buyer), and any consent, request or review fees. Escrow fees of Escrow Agent and recording fees (except stamp taxes, if any, which shall be paid by Sellers) shall be divided equally between Buyer and Sellers. All other costs associated with the closing of the Sales Transaction shall be borne by the parties in accordance with custom in the county of the Property which generated the cost is located, as determined by Escrow Agent, unless otherwise specified in this Agreement.

         6.8 POSSESSION. Immediately after the Closing, Buyer shall be entitled to possession of the Assets that are the subject of the Closing in place on the date of such Closing subject to the rights of the Tenants.

                                  ARTICLE VII

                                    COVENANTS

         7.1 CONDUCT BY SELLERS. Prior to the closing, Sellers shall continue to perform all of the duties and obligations of Sellers under the Service Contracts, Management Agreement and Material Leases in the time and manner required by such agreements. Without limiting the generality of the foregoing, and except as set forth on Sellers Disclosure Schedule, Sellers shall not do any of the following (except as expressly consented to by Buyer, in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

                  7.1.1 acquire, sell, encumber, transfer or dispose of any Assets outside the ordinary course of business (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof or as set forth in Sellers Disclosure Schedule,

                  7.1.2 lease any space to any tenant in any of the Properties, grant any lease concessions or credits or reimbursements under any Tenant Leases or terminate, amend, alter or accept of the surrender of any Tenant Leases, including, without limitation, the Material Leases;

                  7.1.3 enter into, amend or terminate any contract with respect to any of the Properties that is not terminable on 30 days' notice involving the payment of more than $2,500 per annum;

                  7.1.4 create, permit, suffer or place any charge, lien or encumbrance on any of the Properties (except for liens for Taxes not yet due and payable);

                  7.1.5 alter, modify or amend any of the Encumbrances or Property Restrictions;

                  7.1.6 terminate or allow to lapse any insurance policies maintained by Sellers for any of the Properties on the Effective Date;

                  7.1.7 except as contemplated by this Agreement (including, without limitation, PARAGRAPH 7.14), cause or permit Historic Van Ness or BPP/Van Ness Operating Co. to incur or assume any indebtedness for borrowed money, or guarantee of any such indebtedness, except non-material indebtedness incurred in the ordinary course of business consistent with past practice, or

                  7.1.8 enter into an agreement to take any of the foregoing actions.

         Buyer shall be deemed to have consented to the foregoing if Buyer does not object to any of the foregoing within five Business Days after receipt of written request for consent.

         7.2 CONDUCT BY BUYER. Buyer shall conduct or cause DDR to conduct the operations of each of the Properties in the ordinary course of its business consistent with past practice and operate, maintain and repair the Properties in the ordinary course of its business consistent with past practice, in each case in accordance with the LSA. After the date hereof and prior to the Closing, Buyer shall not do any of the following (except as expressly consented to by Sellers, in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

                  7.2.1 directly or indirectly, split, combine or reclassify the outstanding Buyer Common Stock;

                  7.2.2 take, or agree to commit to take, any action that would make any representation or warranty of Buyer contained herein inaccurate in any respect at, or as of any time prior to the Closing;

                  7.2.3 enter into an agreement to take any of the foregoing actions.

         7.3 NO SOLICITATIONS. Sellers shall immediately terminate any discussions or negotiations with respect to any proposal to sell any or all of the Assets. Sellers shall not and shall not authorize or permit any of their respective officers, directors, or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Sellers or otherwise acting on Sellers' behalf to, directly or indirectly: (i) take any action for the primary purpose of soliciting, initiating or encouraging any inquiries or making any proposal to sell any or all of the Assets; or (ii) participate in any discussions or negotiations for the sale of any or all of the Assets. Sellers shall not enter into any agreements for the sale, conveyance, exchange, disposition or transfer of all or any of the Assets.

         7.4 REQUIRED FILINGS AND CONSENTS. Sellers agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to: (i) consummate and make effective as promptly as practicable the Sales

Transaction, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation and the Required Consent; (ii) defend all lawsuits or other legal proceedings challenging this Agreement or to consummation of the Sales Transaction; (iii) cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of Buyer and Sellers to consummate the Sales Transaction; and (iv) effect all necessary registrations and submissions of information requested by governmental authorities. For purposes of the foregoing sentences, the obligation of Sellers to use their "reasonable efforts" to obtain the Required Consent and any other waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligations to agree to an adverse modification of the terms of such document or to prepay or incur an additional obligation not contemplated by such documents to such other parties, except for commercially reasonable fees and costs charged by the party from whom the waiver, consent or approval is sought, which Sellers shall agree to pay, unless: (a) Buyer agrees to such modification or payment at Closing; or
(b) any such payments or modifications are required by the terms of the agreements, leases or other contracts as a result of the Sales Transaction, in which event Sellers shall agree to such modification and make such payments. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Buyer and Sellers shall take all action.

         7.5 REGISTRATION STATEMENT; NYSE LISTING. If Buyer shall not have filed with the SEC the Registration Statement within 20 days following the Effective Date, Buyer's right to pay a portion of the Purchase Price in the form of Buyer Common Shares pursuant to PARAGRAPH 1.34 and Buyer's right to extend the Closing Date pursuant to PARAGRAPH 6.2 shall each be deemed to have been extinguished, and of no further force and effect. If, however, Buyer files with the SEC the Registration Statement on or prior to the 20th day following the Effective Date, Buyer (i) shall cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder, and (ii) shall take any and all action required under any applicable Federal or state securities laws in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement and the Sales Transaction. In such case, Buyer shall use its best efforts to cause the shares of Buyer Common Stock to be issued in the Sales Transaction to be listed on the New York Stock Exchange as of the Closing Date. The foregoing covenants of Buyer set forth in this PARAGRAPH 7.5 shall be of no further force and effect in the event that, prior to February 25, 2002, Buyer delivers written notice to BPP of its irrevocable election to waive any rights of Buyer under this Agreement to pay any portion of the Purchase Price in the form of Buyer Common Shares.

         7.6 INTENTIONALLY DELETED.

         7.7 ESTOPPELS. Buyer may prepare the actual estoppel certificates to be presented to each such Material Tenant, obligor and other parties under the Property Restrictions once the general form for each type of estoppel certificate is agreed upon by Sellers and Buyer. For purposes of this PARAGRAPH 7.7, Buyer shall not have any obligation to agree to an adverse modification of the terms of such documents for which the estoppel is sought or to incur additional obligations not contemplated by such documents to such other parties unless Buyer agrees to such modification or obligation at Closing. Sellers also agrees to allow Buyer to submit tenant estoppel certificates to all Tenants.

         7.8 TITLE AND SURVEY MATTERS. Sellers shall use reasonable efforts to resolve: (i) the title and survey matters addressed on SCHEDULE 7.8; and (ii) any adverse title and survey matters revealed on any updates to the Preliminary Title Reports or the survey, respectively, that may be obtained by Buyer after the Effective Date which were not disclosed in the Preliminary Title Reports or the preliminary survey, in each case to the reasonable satisfaction of Buyer. On or before the Closing, Sellers shall eliminate any deeds of trust, mortgages, judgment liens, mechanics' liens, materialmen's liens and any other monetary liens encumbering the Assets, except monetary liens not arising from the acts or omissions of Sellers or any of their respective employees, agents, contractors, or affiliates. Sellers shall satisfy all of the requirements of the Escrow Agent required for the issuance of each Title Policy (excluding any requirements relating to the issuance of endorsements, provided however, that Sellers shall execute affidavits reasonably required by the title company and reasonably agreed to by Sellers, to allow Buyer to obtain a non-imputation endorsement). For the purposes of this PARAGRAPH 7.8, "reasonable efforts" to resolve title and survey matters shall not include any obligation to agree to take any action that will have an adverse effect on any of the Properties or obligation to pay an unreasonable amount to resolve the matter.

         7.9 RISK OF LOSS. Subject to the provisions of this PARAGRAPH 7.9, the risk of loss as to all of the Properties shall be upon Sellers until Closing. In the event of any material (as defined below) loss or damage to, material threatened or actual condemnation or other eminent domain proceeding affecting any of or a material transfer in lieu of condemnation approved by Buyer pursuant to PARAGRAPH 7.1 of any of the Properties prior to the Closing, Buyer may terminate this Agreement as to the affected Property within ten (10) days after the later of the Effective Date or the date Buyer is notified in writing by Sellers of such casualty event or condemnation. Upon such termination, the Purchase Price for the Assets shall be reduced by the amount of the Purchase Price allocated for the Property that has incurred the casualty damage. If Buyer does not so terminate this Agreement as to the affected Property, Buyer shall be deemed to have waived the material loss or damage, condemnation or transfer in lieu of condemnation and shall proceed to close, as provided hereinbelow. If Buyer waives any material loss or damage to, condemnation or transfer in lieu of condemnation of any Property and proceeds to consummate the Purchase and Sale Transaction, or in the event of immaterial loss, damage or condemnation as to any Property and Sellers have not repaired, replaced or otherwise restored the damaged aspects of the affected Property prior to the applicable Closing, the parties shall close on the applicable Closing Date, and, at Sellers' election, either: (i) there shall be a reduction of the Purchase Price in an amount equal to the proceeds payable to Sellers as a result of such material loss or damage, condemnation or transfer in lieu of condemnation; or (ii) Sellers shall pay to Buyer at the Closing the amount of (i) any insurance or condemnation proceeds payable as a result of such material loss or damage, condemnation or transfer in lieu of condemnation and assign to Buyer in a manner reasonably acceptable to Buyer as of the Closing all rights or claims to proceeds payable thereafter, and
(ii) the insurance deductible. A material loss, damage, taking or transfer in lieu of condemnation is any loss, damage, taking or transfer in lieu of condemnation to any one Property the cost of which to replace or repair exceeds $750,000 or a taking of any portion of any Property that impairs the continued use or operation of such portion of that Property substantially as used or operated prior to the taking.

         7.10 MANAGEMENT AGREEMENT. Sellers shall, and Buyer shall cause DDR to, terminate the Management Agreement with respect to the Assets effective on or before the Closing Date.

         7.11 CONSTRUCTION. All work shall be completed in a good and workmanlike manner and in accordance with the terms of applicable Tenant Leases. Sellers shall provide the Escrow Agent with such documents and indemnities necessary for the issuance of each Title Policy without exception for mechanics' or materialmen's liens.

         7.12 LOCK UP AGREEMENT. Sellers shall not offer, pledge, sell, contract to sell, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Buyer Common Shares received by Sellers pursuant to the Sales Transaction contemplated by this Agreement, except that the foregoing restrictions shall not apply to any distribution by any Seller of such Buyer Common Shares to (i) any other Seller or (ii) any shareholders, partners or members, as applicable, of such Seller.

         7.13 TENANT IMPROVEMENTS AND LEASING COMMISSIONS FOR INTERIM LEASES. As to proposed leases presented to Buyer by Sellers for Buyer's approval pursuant to this PARAGRAPH 7.1.3 that would require any Tenant improvement work or the payment of any leasing commissions or attorneys fees from and after October 1, 2001, then if Buyer approves any such lease, Buyer shall pay the cost of such tenant improvements, attorneys fees and leasing commissions. If any such Property is not acquired by Buyer, then Sellers shall reimburse Buyer in the amount of the tenant improvements, attorneys fees and leasing commissions so funded by Buyer upon Buyer's written demand, such reimbursement to be without interest. If the reimbursement is not made within ten (10) days after Buyer's demand therefore, the amount of the claim for the Tenant improvements, attorneys fees and leasing commissions so funded shall accrue interest at the lesser of 18% or the highest lawful rate from and after the date of such written demand.

         7.14 OTHER MATTERS. At and as of the Closing, if Sellers have caused the Assumed Commercial Construction Loan (as defined in the Operating Agreement) to be repaid in full, and if Sellers have caused any replacement loan to be forgiven or repaid in full, immediately upon consummation of the Sales Transaction, Buyer shall cause Historic Van Ness to be obligated to pay a loan in a principal amount of not less than $15,118,000, in accordance with the terms of the Operating Agreement.

         In the event that the Final Capital Contribution (as such term is defined in the Operating Agreement) from Transamerica to Historic Van Ness in the approximate amount of $1,374,930.00 has not been made, or if Historic Van Ness has not distributed such amount to BPOP before Closing, then following Closing, Buyer shall fully cooperate with the Sellers to cause Transamerica to make such Final Capital Contribution and the full amount of such contribution shall be immediately paid via wire transfer to BPOP. As part of such cooperation, Buyer shall fully comply with the terms of the Operating Agreement and shall execute all documents reasonably requested by BPOP or Transamerica, at no cost to Buyer. Sellers shall assign to Buyer the right to receive such payment. As of the Closing Date, Buyer shall execute all documents necessary to assume all obligations of Sellers under the Tax Credit Guaranty.

         BPOP shall pay, or cause to be paid, when due, $1,200,000 owed by BPOP to Barnes & Noble under the First Amendment to the Barnes & Noble Lease.

         7.15 AMENDMENT TO OPERATING AGREEMENT. Buyer shall execute a counterpart to an amendment to the Operating Agreement, dated as of the Closing Date, admitting Buyer as a substituted managing member and terminating all obligations of BPOP arising from such entity's status as managing member.

         7.16 REASONABLE EFFORTS. Each of Buyer and Sellers shall use all reasonable efforts to satisfy the conditions to Closing set forth in Article V, and otherwise to consummate the Sales Transaction as expeditiously as possible.

                                  ARTICLE VIII

                  TERMINATION, AMENDMENT, WAIVER AND LIMITATION

         8.1 TERMINATION. This Agreement may be terminated and abandoned at any time after the Effective Date and prior to the Closing:

                  8.1.1 by the mutual written consent of BPP and Buyer;

                  8.1.2 by either BPP or Buyer if the condition set forth in PARAGRAPH 5.1.1 is not satisfied as of February 28, 2001;

                  8.1.3 by Buyer if the conditions set forth in PARAGRAPH 5.2 are not satisfied or waived on or before February 28, 2001;

                  8.1.4 by BPP if the conditions set forth in PARAGRAPH 5.3 are not satisfied or waived on or before February 28, 2001; or

                  8.1.5 by either Buyer or BPP (the "NON-DEFAULTING PARTY") (provided that such party is not then in breach of any representation, warranty, covenant or other agreement contained herein), if the other party (the "Defaulting Party") shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of the condition set forth in either PARAGRAPH 5.2.4 or PARAGRAPH 5.3.2, as applicable, and (B) is incapable of being cured by the Defaulting Party or is not cured within 10 Business Days of written notice thereof.

                  8.1.6 Intentionally Deleted.

                  8.1.7 Intentionally Deleted.

         8.2 EFFECT OF TERMINATION.

                  8.2.1 In the event of the termination of this Agreement pursuant to PARAGRAPH 8.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers, stockholders, partners or members, and all rights and obligations of any party hereto shall cease, except for the agreements and rights contained in PARAGRAPHS 11.11, 11.15 and this PARAGRAPH 8.2.

                  8.2.2 If this Agreement is terminated by:

                        (i) Buyer as a result of: (a) the failure of any conditions contained in PARAGRAPH 5.2.1 to be satisfied, timely, as a result of an untrue, inaccurate or false representation and warranty of which Sellers have Knowledge as of the Effective Date, pursuant to PARAGRAPH 8.1.3; or (b) the breach of any term or covenant of this Agreement by BPP, pursuant to PARAGRAPH 8.1.5; or

                        (ii) Buyer or BPP pursuant to PARAGRAPH 8.1.2,

then, in any such case, Buyer shall have all rights and remedies available at law or in equity against Sellers.

                  8.2.3 If this Agreement is terminated by BPP as a result of the breach of any term or covenant of this Agreement by Buyer pursuant to PARAGRAPH 8.1.5 or if this Agreement is terminated by BPP pursuant to PARAGRAPH 8.1.4, then the Earnest Money Deposit then on deposit with BPP shall be paid to BPP as liquidated damages (the "Liquidated Amount") and Sellers' sole remedy for such breach.

                  8.2.4 Intentionally Deleted.

                  8.2.5 If this Agreement is terminated by Buyer or BPP for any reason pursuant to this Agreement except for a termination by BPP pursuant to PARAGRAPH 8.1.4 or as a result of a Buyer's breach pursuant to PARAGRAPH 8.1.5, then the Earnest Money Deposit then on deposit with BPP shall be paid to Buyer.

                  8.2.6 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, BUYER AND SELLERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE PAYMENT OF THE LIQUIDATED AMOUNT TO BUYER OR EARNEST MONEY TO SELLERS, AS APPLICABLE, PURSUANT TO PARAGRAPHS 8.2.3 OR 8.2.5, SHALL CONSTITUTE LIQUIDATED DAMAGES WITH RESPECT TO ANY CLAIM FOR DAMAGES OR ANY OTHER CLAIM WHICH BUYER OR SELLERS WOULD OTHERWISE BE ENTITLED TO ASSERT AGAINST THE OTHER OR ANY OF ITS RESPECTIVE ASSETS, OR AGAINST ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS, MANAGERS, MEMBERS OR SHAREHOLDERS, WITH RESPECT TO THIS AGREEMENT AND THE SALES TRANSACTIONS AND SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO BUYER OR SELLERS, AS APPLICABLE. THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT IN LIGHT OF THE DIFFICULTY OF ACCURATELY DETERMINING ACTUAL DAMAGES WITH RESPECT TO A TERMINATION OF THIS AGREEMENT AS A RESULT OF THE FOREGOING, THE RIGHT TO PAYMENT OF THE LIQUIDATED AMOUNT OR EARNEST MONEY DEPOSIT, AS APPLICABLE: (I) CONSTITUTES A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE SUFFERED AS A RESULT OF ANY SUCH PROPOSED OR ACTUAL TERMINATION OF THIS AGREEMENT; AND (II) SHALL BE IN FULL AND COMPLETE SATISFACTION OF ANY

AND ALL DAMAGES ARISING AS A RESULT OF THE FOREGOING, AND NONE OF THE PARTIES HERETO SHALL CHALLENGE, IN COURT OR OTHERWISE, THE REASONABLENESS OF SUCH ESTIMATE.

-----------------------------           -----------------------------------
BPP, on behalf of all Sellers                        Buyer

         8.3 AMENDMENT. This Agreement may be amended by the parties hereto by an instrument in writing signed by each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party.

         8.5 LIMITATION OF CLAIMS. Notwithstanding anything herein to the contrary, Sellers' post-closing liability for all suits, actions, proceedings, demands, claims, liabilities, liens, judgments, losses, injuries, damages, expenses and costs, including reasonable attorneys' and experts fees, and costs and investigation and remediation costs with respect to or arising as a result of: (i) any of Sellers' representations or warranties contained in this Agreement being false, untrue or inaccurate; or (ii) any claims of any of Buyer Parties (as defined in PARAGRAPH 9.1), shall not exceed, in the aggregate, an amount equal to $5,000,000.00 (the "Liability Cap"); provided, however, that such limitation shall not apply in the event of fraud or intentional misrepresentation by Sellers.

         8.6 INTENTIONALLY DELETED.

                                   ARTICLE IX

                              INTENTIONALLY DELETED

                                   ARTICLE X

                               SELLERS' DISCLAIMER

         Buyer acknowledges that it has managed and will continue to manage the operations and business of the Properties pursuant to the LSA and that it and its agents and representatives have had the opportunity to conduct such appraisals and investigations of the Properties including, without limitation, investigations with respect to the physical, environmental, economic and legal condition of the Properties, prior to the Effective Date. Buyer acknowledges:
(i) that, except for the representations, warranties and indemnities expressly contained in this Agreement, Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Properties; (ii) that, except for the representations, warranties and indemnities contained in this Agreement, Sellers are not making and have not at any time made any warranty or representation of any kind, expressed or implied, with respect to the Properties, including, without limitation, warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Sellers' limited warranty of title set forth in the deeds), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, projections or compliance with law; (iii) that, except for the representations, warranties and indemnities contained in this Agreement, Buyer is not relying upon and is not entitled to rely upon any representations and warranties made by Sellers or anyone acting or claiming to act on any of Sellers' behalf, and (iv) that Sellers Disclosure Schedule may include economic projections prepared by Buyer which reflect assumptions as to future market status and future income and expense with respect to the Properties which are inherently uncertain and as to which Sellers have not made any guaranty or representation whatsoever. Buyer further acknowledges that it has not received from Sellers any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management or other advisors. Except for the representations, warranties and indemnities contained in this Agreement, based upon the extent of Buyer's familiarity with and due diligence relating to the Properties and pertinent knowledge as to the markets in which the Properties are situated and in direct consideration of Sellers' decision to sell the Properties and the Interests to Buyer and not to pursue available disposition alternatives, Buyer shall purchase the Properties in an " AS IS, WHERE IS AND WITH ALL FAULTS" condition on the Closing Date and assumes fully the risk that adverse latent or patent physical, environmental, economic or legal conditions may not have been revealed by its investigations. Sellers and Buyer agree that the provisions of this ARTICLE X shall survive closing.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 INTENTIONALLY DELETED.

         11.2 NOTICES. Except as otherwise required by law, any notice given in connection with the Sales Transaction shall be in writing and shall be given by personal delivery, telecopy transmission or overnight courier service, postage prepaid, addressed to Sellers or Buyer at the following addresses (or at such other address as Sellers or Buyer or the person receiving copies may designate in writing in accordance with this Paragraph):

         Buyer:   Developers Diversified
                  Realty Corporation
                  3300 Enterprise Parkway
                  Beachwood, Ohio 44122
                  Attention: Scott A. Wolstein
                  Telecopier No. 216-755-1505

         With a Copy to:      Developers Diversified Realty Corporation
                              3300 Enterprise Parkway
                              Beachwood, Ohio  44122
                              Attention:  Joan Allgood, Esq.
                              Telecopier No.:  216-755-1678

         Sellers:             Burnham Pacific Properties
                              100 Bush Street, #2600
                              San Francisco, California  94104
                              Attention:  Scott Verges
                              Telecopier No. 415-352-1711

         With a Copy to:      Burnham Pacific Properties
                              110 West A Street, Suite 900
                              San Diego, California  92101
                              Attention:  Michael Rubin
                              Telecopier No. 619-652-4711

         With a Copy to:      Skadden Arps Slate Meagher & Flom
                              525 University Avenue
                              Suite 1100
                              Palo Alto, California  94301
                              Attention:  Marc R. Packer
                              Telecopier No. 650-470-4570

         Escrow Agent:        Chicago Title Company
                              16969 Von Karman, Suite 200
                              Irvine, California 92606
                              Attention:  George H. Bull
                              Telecopier No. 949-263-0356

         Notice shall be deemed to have been given and received on the date on which notice is delivered, if notice is given by personal delivery or telecopy or, on the Business Day following the date of delivery to the overnight courier service, if such a service is used. Copies of all notices given to Sellers or Buyer shall be given to Escrow Agent.

         11.3 ADDITIONAL ACTS. The parties agree to execute promptly such other documents and perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

         11.4 TIME OF ESSENCE. Time is of the essence of this Agreement. Time within which an act must be accomplished shall be computed by excluding the first day and including the last day. If, however, this Agreement requires any act to be done or action to be taken on a date which is not a Business Day, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding Business Day.

         11.5 WAIVER. The waiver by any party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted hereunder, nor shall the same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

         11.6 CONSTRUCTION. This Agreement is the result of negotiations between the parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings. Sellers and Buyer hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

         11.7 INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement but if such consistency cannot be achieved, the provisions of such other document instrument or other agreement shall control and shall be deemed to be an amendment to this Agreement provided such other document so provides.

         11.8 HEADINGS. The headings in this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

         11.9 NO THIRD PARTY BENEFICIARY. No term or provision of this Agreement or the Exhibits hereto is intended to be, nor shall any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

         11.10 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Closing for a period of 12 months, and thereafter there shall be no liability on the part of Sellers or any of their respective officers, directors, stockholders, partners or members in respect thereof. All claims must be made in writing during such 12-month period. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

         11.11 INJUNCTION. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the California Courts (as hereinafter defined), this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity.

         11.12 MISCELLANEOUS. This Agreement and the Confidentiality Agreement, dated September 19, 2001, by and between Buyer and BPP, (i) constitute the entire agreement and supersede all of the other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as expressly set forth herein) any rights or remedies hereunder; and (iii) this Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         11.13 ASSIGNMENT. Except as expressly permitted in PARAGRAPH 6.1 and by the other terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

         11.14 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         11.15 CHOICE OF LAW/CONSENT TO JURISDICTION. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the Sale Transaction shall be governed by and construed in accordance with the laws of the State of California without regard to its rules or conflict of laws. Each party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of California and of the United States of America located in the State of California (the "California Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Sale Transaction (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim in any California Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees:
(i) to the extent such party is not otherwise subject to service of process in the State of California, to appoint and maintain an agent in the State of California as such party's agent for acceptance of legal process; and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of California.

         11.16 INCORPORATION. Sellers Disclosure Schedule and all Exhibits and Schedules attached hereto and thereto are referred to herein and therein respectively, are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         11.17 NATURAL HAZARD AREAS. Buyer and Sellers acknowledge that Sellers are required to disclose if the Property lies within the following natural hazard areas or zones: (1) a special flood hazard area designated by the Federal Emergency Management Agency (Cal. Civ. Code Section 1102.17); (2) an area of potential flooding (Cal. Gov. Code Section 8589.4); (3) a very high fire hazard severity zone (Cal. Gov. Code Section 51183.5); (4) a wild land area that may contain substantial forest fire risks and hazards (Pub. Resources Code Section
4136); (5) an earthquake fault zone (Pub. Resources Code Section 2621.9); or (6) a seismic hazard zone (Pub. Resources Code Section 2694).

         11.18 PUBLICITY. So long as this Agreement is in effect, neither Buyer nor Sellers shall issues or cause the publication of any press release or other public announcement with respect to the Sales Transaction without the consent of the other party or parties, as applicable (which consent shall not be unreasonably withheld or withdrawn), except as may be required by law or the regulations of any securities exchange, as determined by counsel for either party.




                            [Signature pages follow]

                           Counterpart Signature Page
                           PURCHASE AND SALE AGREEMENT


         IN WITNESS HEREOF, Buyer and each Seller have caused this Agreement to be signed by its respective officers thereunto duly authorized.

                                  SELLERS:

                                  BURNHAM PACIFIC PROPERTIES, INC.
                                  a Maryland corporation

                                  By: /s/ Scott C. Verges
                                     ----------------------------------------
                                  Name:   Scott C. Verges
                                       --------------------------------------
                                  Title:  Chief Executive Officer
                                        -------------------------------------


                                  BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.
                                  a Delaware limited partnership

                                  By:  Burnham Pacific Properties, Inc.
                                       a Maryland corporation
                                       Its:  General Partner

                                  By: /s/ Scott C. Verges
                                     ----------------------------------------
                                  Name:   Scott C. Verges
                                       --------------------------------------
                                  Title:  Chief Executive Officer
                                        -------------------------------------



                                  BPP/VAN NESS, L.P.
                                  a California limited partnership

                                  By:  Burnham Pacific Operating Partnership,
                                       L.P., a Delaware limited partnership
                                  Its: General Partner

                                       By:  Burnham Pacific Properties, Inc.
                                            a Maryland corporation
                                            Its:  General Partner

                                  By: /s/ Scott C. Verges
                                     ----------------------------------------
                                  Name:   Scott C. Verges
                                       --------------------------------------
                                  Title:  Chief Executive Officer
                                        -------------------------------------

                           Counterpart Signature Page
                           PURCHASE AND SALE AGREEMENT

         IN WITNESS HEREOF, Buyer and each Seller have caused this Agreement to be signed by its respective officers thereunto duly authorized.


                             BUYER:

                             DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation

                             By: /s/ Joan U. Allgood
                                ----------------------------------------
                             Name:   Joan U. Allgood
                                  --------------------------------------
                             Title:  Senior Vice President and General
                                   -------------------------------------
                                     Counsel and Secretary
                                   -------------------------------------


                                       2